Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-286161) and on Form F-3 (No. 333-278506) of Sanofi of our reports dated February 17, 2026 relating to the financial statements as of December 31, 2025 and 2024, and for the two years in the period ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025 and, which appear in this Form 20-F.

/s/ Forvis Mazars SA

Levallois-Perret , France

February 17, 2026